GERMAN AMERICAN BANCORP

NEWS RELEASE

For additional information, contact:

Mark A Schroeder, President/CEO of German American Bancorp

Bradley M. Rust, Senior Vice President/CFO of German American Bancorp

(812) 482-1314

JASPER, INDIANA	OCTOBER 3, 2005	GERMAN AMERICAN BANCORP COMPLETES ACQUISITION OF PCB HOLDING COMPANY

German American Bancorp (NASDAQ: GABC) announced that it has completed the previously announced merger transaction with PCB Holding Company, the parent company of Peoples Community Bank of Tell City, Indiana. Concurrently with the merger, Peoples Community Bank merged with and into First State Bank, Southwest Indiana, German American’s Tell City based banking affiliate. These mergers became effective on October 1, 2005.

In connection with this acquisition, German American will issue approximately 257,000 shares of German American’s common stock, and will pay approximately $3.2 million in cash, to PCB's former shareholders, for a total transaction value (based on current market values) of approximately $6.7 million. Each share of PCB was converted in the merger into the right to receive a cash payment of $9 per share and 0.7143 shares of German American common stock.

As of June 30, 2005, Peoples Community Bank had consolidated total assets of approximately $35 million and deposits of approximately $28 million, and operated from two banking locations in Tell City, Indiana.

Mark A. Schroeder, President & Chief Executive Officer of German American stated, “The addition of Peoples Community Bank to our growing family of community banks represents a next step in our continuing efforts to provide a vehicle by which smaller community banks can join forces to become more competitive. As a community-focused financial services holding company, German American is firmly committed to a strategic operating philosophy which focuses on the winning combination of local management decision-making coupled with a full array of financial products and services. I am pleased to welcome the customers, employees, and shareholders of PCB Holding Company to the German American Bancorp family.”

Mr. Schroeder continued, "PCB shareholders who hold certificates directly in their names should receive materials from our transfer agent shortly, instructing them as to how to surrender their certificates in exchange for certificates representing German

GERMAN AMERICAN BANCORP

NEWS RELEASE

For additional information, contact:

Mark A Schroeder, President/CEO of German American Bancorp

Bradley M. Rust, Senior Vice President/CFO of German American Bancorp

(812) 482-1314

American common stock and a check representing their cash payment under the merger agreement."

James G. Tyler, Chairman of PCB, commented, “There is no doubt that this merger will benefit Peoples customers as well as the Tell City and Perry County community. Our philosophy of community banking and service to our customers is consistent with that of First State Bank and the entire German American organization. The merger will provide our customers the same personal, community banking experience, but with the added benefit of access to the resources and cutting edge products of German American."

German American Bancorp is a financial services holding company based in Jasper, Indiana. The Company’s Common Stock is traded on NASDAQ’s National Market System under the symbol GABC. The Company operates five affiliated community banks with 28 retail banking offices in the eight contiguous Southwestern Indiana counties of Daviess, Dubois, Gibson, Knox, Martin, Perry, Pike, and Spencer. The Company also operates German American Financial Advisors & Trust Company, a trust, brokerage and financial planning subsidiary operating from the banking offices of the bank subsidiaries and German American Insurance, Inc., a full-line property and casualty insurance subsidiary with five independent insurance offices throughout its market area. The Company’s lines of business include retail and commercial banking, mortgage banking, comprehensive wealth management, full service brokerage and trust administration, title insurance, and a full range of personal and corporate insurance products.